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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE

COMPANY CONTACT: Vion Pharmaceuticals, Inc.

                                                 Alan Kessman, President and CEO
                                                 (203) 498-4210 ph

         FINANCIAL COMMUNICATIONS CONTACT:             Weber Shandwick Worldwide
                                                       Sue L. Yeoh (investors)
                                                       (646) 658-8375 ph
                                                       Rubenstein Associates
                                                       Robin Wagge (media)
                                                       (212) 843-8006 ph

VION REPORTS 2001 SECOND QUARTER AND SIX MONTH FINANCIAL RESULTS

NEW HAVEN, CT, August 1, 2001 - VION PHARMACEUTICALS, INC. (NASDAQ NM: VION) today announced results for the second quarter and the six-month period ended June 30, 2001.

The Company reported a loss applicable to common shareholders of $3.2 million, or $0.12 per share, for the second quarter of 2001, compared with $3.4 million, or $0.14 per share, for the same period in 2000. Total operating expenses for the 2001 second quarter were $3.7 million versus $3.8 million for the comparable 2000 period.

For the six-month period ended June 30, 2001, the loss applicable to common shareholders was $7.0 million, or $0.27 per share, compared with $6.5 million, or $0.29 per share, for the same period in 2000, based on a weighted-average number of common shares outstanding of 26.2 million and 22.3 million, respectively. Total operating expenses for the first half of 2001 were $8.0 million versus $6.8 million for the comparable 2000 period, primarily as a result of expanded clinical trials.

"I am pleased with the progress Vion has achieved through the second quarter," commented Vion President and CEO Alan Kessman. "Over the last few months we have announced important advances in our clinical program, we have published very encouraging preclinical data, we have strengthened our Board of Directors and senior management team, and the company was listed in the Russell 3000 Index. We plan to actively pursue our clinical program during the balance of the year."

Vion Pharmaceuticals, Inc. is a biotechnology company developing novel agents for the treatment of cancer. Vion's portfolio of agents includes TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors, currently in Phase I trials; Triapine'r', a potent inhibitor of a key step in DNA synthesis and repair, currently in Phase I combination studies and Phase II single agent trials; and VNP40101M, a unique DNA alkylating agent currently in Phase I clinical trials. For additional information on Vion and its research and product development programs, visit the company's Internet web site at www.vionpharm.com

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements regarding the company's future business prospects, plans, objectives, expectations and intentions are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in Vion Pharmaceuticals' 2000 Annual Report filed on Form 10-K (file no. 0-25634) including the inability to raise additional capital, the possibility that any or all of the company's products or procedures are




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found to be ineffective or unsafe, the possibility that third parties hold proprietary rights that preclude the company from marketing its products, the possibility that third parties will market a product equivalent or superior to the company's product candidates and the possibility that preclinical results may not be indicative of results in human clinical trials and that results achieved in early clinical trials are not necessarily indicative of the results that will be achieved in subsequent or expanded clinical trials. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                      # # #




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                           VION PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                 Three Months Ended            Six Months Ended
                                                                     June 30                      June 30
                                                          ------------------------------ ----------------------------
                                                                  2001            2000           2001           2000
                                                                  ----            ----           ----           ----
Revenues:
     Contract research grants                                    $147,242        162,531        273,121       313,993
     Technology license fees                                       33,750         10,830         52,350        51,108
     Laboratory support services                                       --         47,149             --        53,612
                                                          --------------- -------------- -------------- -------------
         Total revenues                                           180,992        220,510        325,471       418,713

Operating Expenses:
     Research and development                                   1,996,970      2,392,151      4,425,924     4,402,821
     Clinical trials                                              639,248        642,810      1,815,494       892,993
                                                          --------------- -------------- -------------- -------------
         Total research and development                         2,636,218      3,034,961      6,241,418     5,295,814
     General and administrative                                 1,042,253        748,368      1,771,914     1,552,422
                                                          --------------- -------------- -------------- -------------
        Total operating expenses                                3,678,471      3,783,329      8,013,332     6,848,236
                                                          --------------- -------------- -------------- -------------

Interest income                                                  (264,809)     ($397,574)      (729,267)     (549,420)
Interest expense                                                      205          2,940            306         7,886
                                                          --------------- -------------- -------------- -------------
        Net loss                                               (3,232,875)    (3,168,185)    (6,958,900)   (5,887,989)

Preferred stock dividends and accretion                                --        242,392             --       600,570
                                                          --------------- -------------- -------------- -------------

Loss applicable to common shareholders                        ($3,232,875)   ($3,410,577)   ($6,958,900)  ($6,488,559)
                                                          =============== ============== ============== =============

Basic and diluted loss applicable
    to common shareholders per share                               ($0.12)        ($0.14)        ($0.27)       ($0.29)
                                                          =============== ============== ============== =============

Weighted-average number of shares
    of common stock outstanding                                26,190,356     24,796,862     26,182,112    22,268,076
                                                          =============== ============== ============== =============


                          CONDENSED BALANCE SHEET DATA

                                                                          June 30, 2001                Dec. 31, 2000
---------------------------------------------------------------------------------------------------------------------
                                                                           (Unaudited)
Cash, cash equivalents and
    short-term investments                                                   $17,488,540                  $24,357,484
Total assets                                                                 $18,711,481                  $25,659,744
Total liabilities                                                             $2,794,655                   $3,003,043
Shareholders' equity                                                         $15,916,826                  $22,656,701
---------------------------------------------------------------------------------------------------------------------